EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2010

PINNACLE SYSTEMS, INC. (California)

AVID C.V. LLC (Delaware)

AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)

INEWS, LLC (Delaware)

M-AUDIO LLC (Delaware)

BLUE ORDER, INC. (Nevada)

AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)

AVID TECHNOLOGY CANADA CORP. (Canada)

AVID TECHNOLOGY EUROPE LIMITED (England)

AVID TECHNOLOGY IBERIA LTD (England)

BLUE ORDER LTD (England)

EUPHONIX EUROPE LTD (England)

AVID TECHNOLOGY S.A.R.L. (France)

AVID TECHNOLOGY GmbH (Germany)

AVID TECHNOLOGY HOLDING GmbH (Germany)

AVID DEVELOPMENT GmbH (Germany)

BLUE ORDER SOLUTIONS AG (Germany)

BLUE ORDER TECHNOLOGIES AG (Germany)

PINNACLE SYSTEMS GmbH (Germany)

AVID NORTH ASIA LIMITED (Hong Kong)

DIGIDESIGN ITALY S.R.L. (Italy)

AVID TECHNOLOGY K.K. (Japan)

AVID TECHNOLOGY MEXICO S de R L de CV (Mexico)

AVID BENELUX B.V. (Netherlands)

AVID GENERAL PARTNER B.V. (Netherlands)

AVID TECHNOLOGY C.V. (Netherlands)

AVID TECHNOLOGY HOLDING B.V. (Netherlands)

AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)

AVID TECHNOLOGY (NEW ZEALAND) LIMITED (New Zealand)

AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)

AVID TECHNOLOGY S.L. (Spain)

AVID NORDIC AB (Sweden)